UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2018

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12400 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 28, 2018, the Board of Directors of Incyte Corporation (the “Company”) appointed Christiana Stamoulis as Executive Vice President and Chief Financial Officer of the Company, with such appointment to be effective February 11, 2019.

Ms. Stamoulis, age 48, has served as President since February 2018 and Chief Financial Officer since January 2015 of Unum Therapeutics Inc., a biopharmaceutical company, and has resigned from those roles effective January 31, 2019.  From January 2014 until she joined Unum, Ms. Stamoulis was an independent advisor to biopharmaceutical companies. From 2009 until December 2013, Ms. Stamoulis was a Senior Vice President of Corporate Strategy and Business Development at Vertex Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Vertex, Ms. Stamoulis spent nearly 15 years in the investment banking and management consulting industries.  She was a Managing Director in the Investment Banking division of Citigroup and, prior to that, she was a senior investment banker in the Healthcare Investment Banking Group of Goldman, Sachs & Co., where she spent the majority of her investment banking career. Ms. Stamoulis started her career as a strategy consultant at The Boston Consulting Group. Ms. Stamoulis has served as a member of the board of directors of Hologic Inc., a medical technology company, since November 2011. Ms. Stamoulis holds two undergraduate degrees from the Massachusetts Institute of Technology (MIT) and an M.B.A. from the MIT Sloan School of Management.

Ms. Stamoulis’ employment will be on an at-will basis.  As Executive Vice President and Chief Financial Officer of the Company, Ms. Stamoulis will receive a base salary of $560,000 and will have a target cash bonus opportunity under the Company’s annual Incentive Compensation Plan (“ICP”) equal to 50% of her base salary.  Upon commencement of employment, Ms. Stamoulis will receive (i) a $280,000 signing bonus, (ii) a stock option award with an aggregate value as of the grant date, determined under generally accepted accounting principles consistent with the valuation of the Company’s stock option awards, of $2,475,000, and, consistent with the Company’s stock option awards to its executive officers, with a term of ten years and becoming exercisable as to one-fourth of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably each month thereafter over the following three years, with vesting subject to acceleration under certain circumstances relating to a change in control of the Company, and (iii) a grant of Restricted Stock Units (“RSUs”) to acquire the number of shares of the Company’s common stock calculated by dividing $825,000 by the closing price of the common stock on the date of grant (and rounding down to the nearest whole share), which RSUs will vest in equal installments on each of the first four anniversaries of the grant date, with vesting subject to acceleration under certain circumstances relating to a change in control of the Company.  In addition, in connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Stamoulis received an offer letter that provides that, while she will be ineligible for equity award grants during the Company’s regular annual equity award cycle in July 2019, she will be entitled to receive, on the first anniversary of the commencement of her employment and in July 2020, equity awards with an aggregate value as of the grant date of $1,300,000 and $2,200,000, respectively.

Upon employment, in accordance with the Company’s customary practice, Ms. Stamoulis will enter into an Employment Agreement, which will provide for certain payments and benefits in the event of termination of employment with the Company in connection with a change in control of the Company and will be in the same form as the Company’s employment agreement with its other Executive Vice Presidents.  A description of the Company’s employment agreements with its Executive Vice Presidents is set forth in the Company’s proxy statement on Schedule 14A for its annual meeting of stockholders held on May 1, 2018 under the caption “Executive Compensation—Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Agreements with other Named Executive Officers” and is incorporated herein by reference.  In addition, Ms. Stamoulis’ offer of employment letter provides that if her employment is terminated other than for cause or good reason, the Company will pay her an amount equal to the sum of her then current annual base salary and her then current target bonus, and that the Company will also pay the cost of COBRA and life insurance premiums for one year or, if earlier, until she becomes eligible for medical insurance with another employer. In accordance with the Company’s customary practice, the Company and Ms. Stamoulis will also enter into an Indemnity Agreement, which requires the Company to indemnify her against certain liabilities that may arise in connection with her status or service as an office. The foregoing description is qualified in its entirety by the full text of the form of Employment Agreement, which has been filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for

the year ended December 31, 2017 (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012), the form of Indemnity Agreement, which has been filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 33-68138)), and the offer of employment letter between the Company and Ms. Stamoulis, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

There are no arrangements or understandings between Ms. Stamoulis and any other persons pursuant to which she was selected as Chief Financial Officer.  Ms. Stamoulis has no family relationships with any of the Company’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As previously reported, David W. Gryska had notified the Company of his intention to retire as Executive Vice President and Chief Financial Officer.  Mr. Gryska’s retirement became effective on December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2019

INCYTE CORPORATION

	By:	/s/ Maria E. Pasquale
Maria E. Pasquale
Executive Vice President and
General Counsel